Exhibit 99.1

FactSet Announces Appointments of Chief AI Officer and Chief Technology Officer to Accelerate Enterprise AI and Platform Strategy

NORWALK, Conn., Mar. 4, 2026 – FactSet (NYSE:FDS | NASDAQ:FDS), a global financial digital platform and enterprise solutions provider, today announced the appointments of Kate Stepp as Chief AI Officer and Bob Stolte as Chief Technology Officer, effective March 2, 2026. These appointments reinforce FactSet’s continued focus on harnessing artificial intelligence capabilities to enhance client value across its global technology platform.

Chief AI Officer

In her new role as Chief AI Officer, Kate Stepp will lead FactSet’s AI services for clients, reporting to Sanoke Viswanathan, Chief Executive Officer of FactSet. She will focus on driving the development and deployment of AI capabilities across the company’s products and client solutions, and partner across the organization to further accelerate the roll out of AI solutions in each client type.

Kate was most recently Chief Technology Officer at FactSet, a role she held since September 2022. During her time in the role, Kate brought a client-focused lens to technology development and led the expansion of enterprise solutions to key clients amid increasingly complex technical requirements and a rapidly evolving AI landscape.

“AI is central to how we innovate, serve clients, and operate,” said Sanoke Viswanathan, Chief Executive Officer at FactSet. “Kate brings the strategic vision, technical knowledge, and leadership needed to translate emerging AI capabilities into meaningful outcomes for our clients and our business.”

Chief Technology Officer

Bob Stolte has been appointed Chief Technology Officer, effective March 2, 2026, reporting to Sanoke Viswanathan. In this role, he will lead FactSet’s global technology organization, with responsibility for platform modernization, engineering execution, operational resilience, including system reliability, cybersecurity, IT business continuity, and enterprise technology strategy. Bob brings extensive experience leading large-scale technology organizations and complex transformation programs across global financial institutions.

“Bob brings deep expertise in technology transformation, engineering scale, and platform modernization,” said Sanoke Viswanathan, Chief Executive Officer at FactSet. “His leadership will help ensure our technology foundation continues to support innovation, resilience, and long-term growth.”

Strengthening FactSet’s Innovation and Technology Leadership

Together, these appointments reinforce FactSet’s commitment to advancing AI-driven innovation, strengthening its technology platform, and delivering differentiated capabilities for clients across the global financial ecosystem.

About FactSet
FactSet (NYSE:FDS | NASDAQ:FDS) supercharges financial intelligence, offering enterprise data and information solutions that power our clients to maximize their potential. Our cutting-edge digital platform seamlessly integrates proprietary financial data, client datasets, third-party sources, and flexible technology to deliver tailored solutions across the buy-side, sell-side, wealth management, private equity, and corporate sectors. With over 47 years of expertise, offices in 19 countries, and extensive multi-asset class coverage, we leverage advanced data connectivity alongside AI and next-generation tools to streamline workflows, drive productivity, and enable smarter, faster decision-making. Serving more than 9,000 global clients and over 239,000 individual users, FactSet is a member of the S&P 500 dedicated to innovation and long-term client success. Learn more at www.factset.com and follow us on X and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements based on management's current expectations, estimates, forecasts and projections about future events, trends, contingencies, and circumstances, industries in which FactSet operates and the beliefs and assumptions of management. All statements that address expectations, guidance, outlook or projections about the future, including statements about the Company's strategy, product development, revenues, future financial results, anticipated growth, market position, subscriptions, expected expenditures or investments, trends in FactSet’s business and financial results, are forward-looking statements. Forward-looking statements may be identified by words like "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "intends," "projects," "indicates," "predicts," "potential," or "continue," the negative of those terms, and similar expressions. Forward-looking statements are not guarantees of future performance, outcomes, events, or actions and involve a number of known and unknown risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, including Item 1A, Risk Factors, and quarterly reports on Form 10-Q, as well as others, could cause results, performance, achievements, or activities to differ materially from those expressed or implied by the forward-looking statements. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. FactSet assumes no duty to and does not undertake to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Future results could differ materially from historical performance.

Investor Relations:
Kevin Toomey
+1.212.209.5259
kevin.toomey@factset.com

Media Relations:
Kelsey Goldsmith

+1.207.712.9726
Kelsey.Goldsmith@factset.com